AMENDMENT NO. 1
                                     TO THE
                          FUND PARTICIPATION AGREEMENT

         Pursuant to the Fund Participation Agreement, made and entered into as of the 15th day of March, 2003, by and among Van Kampen Life Investments Trust, Van Kampen Funds Inc., Van Kampen Asset Management Inc., and Columbus Life Insurance Company, the parties hereby agree to an amended Schedule A as attached hereto.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Fund Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2005.

COLUMBUS LIFE INSURANCE COMPANY

BY:      ______________________________
         NAME:
         TITLE:

VAN KAMPEN LIFE INVESTMENT TRUST

BY:      ______________________________
         NAME:
         TITLE:

VAN KAMPEN FUNDS INC.

BY:      ______________________________
         NAME:
         TITLE:

VAN KAMPEN ASSET MANAGEMENT INC.

BY:      ______________________________
         NAME:
         TITLE:

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND                            FORM NUMBER AND NAME OF
DATE ESTABLISHED BY BOARD OF DIRECTORS                  CONTRACT FUNDED BY SEPARATE ACCOUNT
Columbus Life Insurance Company Separate Account 1,     CL 79 0203, Legacy Survivorship Variable Universal Life
established September 10, 1998
                                                        CL 75 0101, Pinnacle Variable Universal Life

                                                        CL 84 0503, Pinnacle II Variable Universal Life